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                                                                 EXHIBIT 99.1

                         [POWER-ONE, INC. LETTERHEAD]

                POWER-ONE DECLARES THREE-FOR-TWO STOCK SPLIT

CAMARILLO, Calif. - May 10, 2000 - The Board of Directors of Power-One Inc. (Nasdaq: PWER) at its meeting, May 9, 2000, declared a three-for-two stock split of the company's common stock.

The stock split will be effected in the form of a 50 percent stock dividend payable June 2, 2000, to stockholders of record May 24, 2000. The dividend will increase the number of outstanding shares to about 36.4 million from about 24.3 million.

Power-One is a leading manufacturer of power conversion products designed primarily to power the Web.

Power-One, with headquarters in Camarillo, has more than 4,000 employees with manufacturing operations in Irvine, Calif.; Boston; Mexico; Dominican Republic; Puerto Rico; Switzerland; Ireland; Slovakia; and China. For information on Power-One and its products, visit the company's Web site at WWW.POWER-ONE.COM.